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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
      Date of Report (Date of earliest event reported): September 27, 2005


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                    36-3972986
(State or other jurisdiction of incorporation              (I.R.S. Employer
              or organization)                            Identification Number)


                             9900 West 109th Street
                                    Suite 600
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 7.01  REGULATION FD DISCLOSURE.

On September 27, 2005 Compass Minerals International, Inc. (the "Company") issued the attached press release (Exhibit 99.1) regarding the effects of Hurricanes Katrina and Rita on its highway deicing business and the results of its highway deicing bid season.

The following provides an overview of the status of the Company's mine in Cote Blanche, Louisiana and the Company's current expectations:

o The Company's mine in Cote Blanche, Louisiana was unharmed by the hurricanes. The mine was closed for several days, but is now operating normally.

o Due to hurricane-related barge delays, the Company expects to decrease rock salt production at its Cote Blanche mine by 75,000 to 200,000 tons compared to its planned production for the 2005-2006 winter season.

o Barring unexpected supply-chain disruptions, the Company currently anticipates that it will be able to meet its bid commitments for the upcoming season by adjusting its logistics strategy.

o The volume of the Company's highway deicing bid awards for the 2005-2006 winter season is similar to its awards for the 2004-2005 season. Bid awards represent the customers' best estimates of their winter-season salt needs. Actual sales may vary substantially from bid awards. Compass sold 9.2 million tons of rock salt to North American highway deicing and industrial customers in 2004, which was a year with modestly above-average snowfall in the markets Compass serves.

o The Company has completed approximately 95 percent of its bid process for the 2005-2006 winter season and, to date, has averaged an eight percent increase in its bid price per ton. The actual average price per ton-sold may vary depending on snowfall patterns. Due to the variability of potential sales volumes and average sales prices, the Company does not provide revenue forecasts.

o The bid price includes the cost of transportation, and the Company currently estimates that increased diesel fuel and transportation costs will fully offset this year's bid price improvement.

In accordance with General Instruction B.2. of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits:

Exhibit No.             Document
99.1                    Press release dated September 27, 2005





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COMPASS MINERALS INTERNATIONAL, INC.

Date:  October 3, 2005               /s/ Rodney L. Underdown
                                     --------------------------------------
                                     Rodney L. Underdown
                                     Chief Financial Officer